Exhibit 10.4

EXCLUSIVE LICENSE and SALES AND LICENSING AGREEMENTS FIRST

AMENDMENT

THIS FIRST AMENDEMENT (the “First Amendment”) is made and entered into as of the 25th day of June 2020 (the “Effective Date”). by and between Rapid Therapeutic Science Laboratories, Inc., a Nevada for profit company, on behalf of its assignor, Texas MDI, Inc. a Texas for-profit corporation (the “Manufacturer”) and EM3 Methodologies, LLC, an Arizona limited liability company, and Richard Adams, individually a resident of Arizona, (collectively the “Company”). Company and Manufacturer may be collectively referred to herein as the “Parties,” and individually as a “Party.”

RECITALS:

WHEREAS, Company and Manufacturer previously executed an Exclusive License Agreement on October 1, 2019 and both parties are satisfactorily performing under that Agreement;

WHEREAS, Company and Manufacturer’s predecessor and its assignee previously executed a Sales and Licensing Agreement on November 21, 2018 and both patties are satisfactorily performing under that Agreement;

WHEREAS, both Parties recognize that the Company has rights to its intellectual property known as the Desirick Procedure, and will continue to maintain those rights as they originally existed: and

WHEREAS, the Company and Manufacturer wish to amend both respective agreements through this First Amendment.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1.Agreements:

1.1.Richard Adams is from time to time providing assistance to the Manufacturer or its designee regarding Manufacturer’s activities using the Desirick Procedure.

1.2.Richard Adams agrees he is being compensated for such assistance separate from the two (2) prior agreements recited herein.

1.3.Manufacturer’s Improvements shall mean any addition, alteration, change, development, enhancement or modification to the EM3 Technology or its deployed process such as mechanical or chemical changes or manipulations made by or on behalf of Manufacturer.

1.4.As such, any Manufacturer’s Improvements to the Desirick Procedure, whether chemical or mechanical, that originate at the direction or in the presents of Manufacturer or its employees, owners, etc…, shall be the sole and exclusive property of Manufacturer, unless acknowledged to the contrary by Manufacturer in writing.

1.5.Richard Adams agrees to assist in the protection of such improvements to the extent necessary to protect Manufacturer’s legal rights.

1.6.Richard Adams agrees to maintain strict confidentiality of any such improvement.

1.7.The intent of the First Amendment is to protect Manufacturer’s development of Trade Secrets under both Texas and Arizona law to the economic benefit of Manufacturer or its designees.

1.8.Richard Adams expressly agrees that Manufacturer has made Manufacturers’ Improvements to the Desirick Procedure and its formulation prior to the execution of this First Amendment and that this First Amendment applies retroactively to such Manufacturers’ Improvements.

2.Consideration:

2.1The Consideration for this First Amendment is the payment to Richard Adams of 100,000 shares of the common restricted stock of Rapid Therapeutic Science Laboratories, Inc. (“RTSL”).

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

COMPANY:	Manufacturer

EM3 Methodologies, LLC	RTSL on behalf of Texas MDI, Inc.

/s/ Richard Adams	/s/ Donal R. Schmidt, Jr.
By: Richard Adams, Managing Member and Individually	By: Donal R. Schmidt, Jr., CEO